Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact : Laura J. Wakeley
717-291-2616
Fulton Financial reports first quarter earnings
     (April 22) – Lancaster, PA – Fulton Financial Corporation (Nasdaq: FULT) earned $41.5 million for the first quarter ended March 31, 2008, a 0.9 percent increase from the same period in 2007. Diluted net income per share for the quarter was 24 cents, unchanged from 2007. Diluted net income per share for the quarter increased 9.1 percent from the 22 cents reported in the fourth quarter of 2007. Total assets at March 31, 2008 were approximately $16.1 billion.
     “Strong loan growth and new revenue producing initiatives in combination with tight expense control enabled us to produce improved results despite continued economic uncertainty,” said R. Scott Smith Jr., chairman, chief executive officer and president. “With the lower interest rate environment, growing our net interest margin will remain a challenge even though we saw a slight improvement this quarter. We continue to aggressively seek core deposits and market share growth through corporate-wide promotional initiatives and continued de novo branch expansion in our strongest markets. We are closely monitoring our loan quality metrics. As would be expected in an economic downturn, we experienced an increase in our non-performing loans.”
     Loans, net of unearned income, increased $940.5 million, or 9.0 percent, to $11.4 billion at March 31, 2008, compared to $10.4 billion at March 31, 2007. The increase was primarily realized in commercial loans, which grew $397.9 million, or 12.9 percent, and commercial mortgages, which increased $361.5 million, or 11.1 percent. In comparison to the fourth quarter of 2007, loans, net of unearned income, increased $184.2 million, or 1.6 percent, which was mainly due to growth in commercial loans of $66.3 million, or 1.9 percent, and an increase in commercial mortgages of $117.1 million, or 3.3 percent.
     Non-performing assets were $145.3 million, or 0.90 percent of total assets, at March 31, 2008, compared to $58.0 million, or 0.40 percent, at March 31, 2007 and $120.9 million, or 0.76 percent, at December 31, 2007. The $87.3 million, or 150.7 percent, increase in non-performing
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assets since March 31, 2007 was due to worsening general economic conditions and the repurchase of delinquent residential mortgages from investors during the second half 2007.
     Annualized net charge-offs for the quarter ended March 31, 2008 were 0.15 percent of average total loans, compared to annualized net recoveries of less than one basis point for the quarter ended March 31, 2007 and annualized net charge-offs of 0.15 percent for the quarter ended December 31, 2007. The provision for loan losses increased $10.3 million for the first quarter of 2008, as compared to the same period in 2007, and increased $4.4 million from the fourth quarter of 2007. The increase in the provision for loan losses was due mainly to the increase in the level of non-performing assets, which required additional allocations of the allowance for credit losses.
     Total deposits decreased $186.7 million, or 1.8 percent, to $10.0 billion at March 31, 2008 compared to $10.2 billion at March 31, 2007. The decrease was primarily due to a $145.9 million, or 2.5 percent, decrease in demand and savings deposits and partially due to a $40.8 million, or 0.9 percent, decrease in time deposits. In comparison to the fourth quarter of 2007, total deposits decreased $56.5 million, or 0.6 percent, due to a $95.4 million, or 2.1 percent, decrease in time deposits, offset by a $38.9 million, or 0.7 percent, increase in demand and savings deposits.
     Net interest income for the first quarter increased $4.1 million, or 3.4 percent, compared to the first quarter of 2007 and increased $2.2 million, or 1.8 percent, from the fourth quarter of 2007. The Corporation’s net interest margin was 3.58 percent for the first quarter of 2008, 3.74 percent for the first quarter of 2007 and 3.56 percent for fourth quarter of 2007. During the first quarter of 2007, interest recoveries on loans and other nonrecurring items added approximately 13 basis points to net interest margin, compared to two basis points in the fourth quarter of 2007.
     Other income, excluding investment securities gains, decreased $849,000, or 2.3 percent, in the first quarter of 2008 compared to the same period in 2007. Gains on sales of mortgage loans decreased $3.1 million, or 57.1 percent, and investment management and trust services income declined $1.1 million, or 10.7 percent. The decrease in gains on sales of mortgage loans was largely due to lower volumes as the Corporation exited the national wholesale residential mortgage business in 2007. These decreases were partially offset by a $3.3 million, or 31.4 percent, increase in service charges on deposit accounts. Compared to the fourth quarter of 2007, other income, excluding security gains (losses), increased $686,000, or 1.9 percent.
     Investment securities gains (losses) decreased $536,000, or 30.1 percent, in the first quarter of 2008 compared to the same period in 2007. In comparison to the fourth quarter of 2007, investment securities gains (losses) increased $1.8 million. The gains in the first quarter of 2008 included $3.6 million from the redemption of Class B shares of Visa, Inc. (Visa) in connection with Visa’s initial public offering and $1.0 million from the sale of Mastercard, Inc

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shares. These gains were offset by $3.6 million in charges related to bank stocks held by the Corporation that were considered to be other-than-temporarily impaired as of the end of the quarter.
     Other expenses decreased $4.2 million, or 4.2 percent, compared to the first quarter of 2007, to $96.7 million. The decrease was due primarily to a $4.7 million reduction in contingent losses related to the Corporation’s mortgage banking activities. Also contributing to the decline in other expenses was a $1.4 million reversal of legal reserves that were no longer necessary due to the aforementioned initial public offering of Visa and a $1.1 million reduction in salaries and employee benefits, due in part to corporate-wide workforce management and centralization initiatives which began during 2007. These decreases were offset by an increase of $834,000 in costs associated with the disposition and maintenance of foreclosed real estate and a $496,000 increase in advertising expense. Compared to the fourth quarter of 2007, other expenses decreased $1.8 million, or 1.8 percent.
     Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which has over 3,900 employees and operates more than 265 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ and The Columbia Bank, Columbia, MD.
     The Corporation’s financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA. Residential mortgage lending is offered by all banks through Fulton Mortgage Company.
     Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.
Safe Harbor Statement:
     This news release may contain forward-looking statements with respect to our financial condition, results of operations and business. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, the Corporation is making forward-looking statements.

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     Such forward-looking statements reflect the Corporation’s current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projections about its business and its industry, and they involve inherent risks, contingencies, uncertainties and other factors. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, the Corporation is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct and actual results could differ materially from those expressed or implied by such forward-looking statements and such statements are not guarantees of future performance. The Corporation undertakes no obligation to update or revise any forward-looking statements. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements.
     Many factors could affect future financial results including, without limitation, acquisition and growth strategies, market risk, changes or adverse developments in economic, political or regulatory conditions, a continuation or worsening of the current disruption in credit and other markets, including the lack of or reduced access to, and the abnormal functioning of, markets for mortgage and other asset-backed securities and for commercial paper and other short-term corporate borrowings, the effect of competition and interest rates on net interest margin and net interest income, investment strategy and income growth, investment securities gains, impairment of investment securities, changes in rates of deposit and loan growth, asset quality and the impact on assets from adverse changes in the economy and in credit and other markets and resulting effects on credit risk and asset values, balances of risk-sensitive assets to risk-sensitive liabilities, employee benefits and other expenses, amortization of intangible assets, goodwill impairment, capital and liquidity strategies and other financial and business matters for future periods.
     For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Corporation’s filings with the Securities and Exchange Commission.
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2008